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                                                            Exh.(o)(3) for RAFT

                              POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints each of Catherine Brady, Adrian Waters, Brecke Sweeting and Jim Smith to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Republic Funds Republic Advisor Funds Trust, and Republic Portfolios, and pre- or post-effective amendments thereto, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, whereby ratifying and conforming all that said attorney-in-fact, or his or her substitute of substitutes, may do or cause to be done by virtue hereof.


                                              /s/ Walter B. Grimm
                                              ---------------------------
                                                  Walter B. Grimm

Date: March 25, 1999